UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 6, 2007

ANDOVER MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Turnpike Street, Ste. 204 N. Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 557-1001

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 3.02.          Unregistered Sales of Equity Securities.

On September 10, 2007 (the “Closing Date”), the Company completed the sale of an aggregate of 500 Units at a price of $1,000 per Unit to one investor, for a total offering price of $500,000 (the “Offering”).  Each Unit consists of (i) one share of Series B Convertible Preferred Stock of the Company (“Series B Preferred Stock”), convertible at the holder’s option into 2,857 shares of common stock, $.001 par value (“Common Stock”) at $0.35 per share, (ii) one Class C Common Stock Purchase Warrant to purchase 2,857 shares of Common Stock exercisable for a period of five years from the Effective Date (as defined below) at a price of $0.35 per share (“C Warrant”), and (iii) one Class D Common Stock Purchase Warrant to purchase 2,857 shares of Common Stock exercisable for a period of five years from the Effective Date at a price of $0.35 per share (“D Warrant,” together with the C Warrant, collectively referred to below as the “C and D Warrants”).  “Effective Date” means the effective date of the registration statement of the Company on Form SB-2, or another suitable form permitted by the Securities and Exchange Commission (the “SEC”), registering the shares of Common Stock underlying the Series B Preferred Stock and the C and D Warrants.

No underwriting discounts or commissions were paid by the Company in connection with the Offering.

The Company claimed exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder in reliance upon the investor’s subscription agreement.

All of the Common Stock underlying the Series B Preferred Stock and the C and D Warrants will be included in a registration statement filed with the SEC within 30 days following the Closing Date of the Offering, subject to the Company’s compliance with Rule 415 under the Securities Act.  The securities sold in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report is not being used for the purpose of conditioning the market in the United States for any of the securities offered or sold.

Item 5.03.                              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 6, 2007, Andover Medical, Inc. (the “Company”) filed with the Secretary of State of the State of Delaware a Certificate of Increase of Shares of Series B Preferred Stock (the “Certificate of Increase”) that increased the number of authorized shares of Series B Preferred Stock from 1,700 to 3,000 shares.  The Certificate of Increase was authorized by the Company’s Board of Directors and did not require further Shareholder approval.

Item 9.01.              Financial Statements and Exhibits.

3.1           Certificate of Increase of Shares of Series B Preferred Stock

4.1           Series B Preferred Subscription Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2007	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
	Name:	Edwin A. Reilly
	Title:	Chief Executive Officer